TO: BIO-CARBON SOLUTIONS INTERNATIONAL INC

AND TO: THE DIRECTORS AND SHAREHOLDERS THEREOF

CONSENT TO ACT AS A DIRECTOR AND TO PARTICIPATION BY TELEPHONE IN MEETINGS OF DIRECTORS

The undersigned hereby:

1. represents that the undersigned is not less than 18 years of age,

2. consents to act as a director of the Corporation and agrees that this consent shall remain in full force and effect until an instrument in writing signed by the undersigned revoking it is received by the Corporation; provided always that this consent shall not in any way restrict the undersigned’s right to resign as a director of the Corporation, whether or not this consent has been revoked as aforesaid and shall cease to be of any further force or effect at such time as the undersigned resigns as a director of the Corporation; and

3. consents to the participation by any director of the Corporation in any meeting of the directors of the Corporation or in any meeting of a committee of the directors of the Corporation by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously; provided that this consent shall remain in full force and effect until an instrument in writing signed by the undersigned revoking it is received by the Corporation.

Dated as of the day of  23 rd October, 2011.

Robert Williams